Exhibit 16

                                          1700 City Center Tower II
                                          301 Commerce Street
                                          Fort Worth, TX  76102

PRICE WATERHOUSE LLP


June 5, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

                           FIRST CASH, INC.
                           ----------------

We have read Item 4 of First Cash Inc.'s Form 8-K dated June 4, 1997 and are in agreement with the statements contained therein.

Yours very truly,

/s/ Price Waterhouse LLP